ARTICLES OF INCORPORATION

OF

MEDFOCUS MANAGEMENT, INC.

I

The name of this corporation is MedFocus Management, Inc.

II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initial agent for service of process is:

Steven R. Hirschtick, Esq.
1516 Cotner Avenue
Los Angeles, CA 90025

IV

This corporation is authorized to issue only one class of shares of stock; the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000).

V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Dated: 25 July, 1995.

/s/ Steven R. Hirschtick
Steven R. Hirschtick, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MEDFOCUS MANAGEMENT, INC.

Steven R. Hirschtick, hereby certifies that:

1.	I am the sole incorporator of MEDFOCUS MANAGEMENT, INC., a California corporation, and I adopt the amendment herein set forth.

2.	Article I of the Articles of Incorporation is amended to read:

"The name of this corporation is RADNET MANAGED IMAGING SERVICES, INC."

3.	No Directors of the corporation were named in the Articles of Incorporation or have been elected.

4.	No shares of the corporation have been issued.

/s/ Steven R. Hirschtick
Steven R. Hirschtick,
Sole Incorporator

Verification by Written Declaration

Steven R. Hirschtick declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and the same is true of his own knowledge.

Dated: October 26, 1995	/s/ Steven R. Hirschtick
Steven R. Hirschtick